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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 or 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                October 31, 2002
              ----------------------------------------------------
                Date of Report (date of earliest event reported):

                             Euronet Worldwide, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)
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

Delaware                                        000-22167                     04-2806888
---------------------------------       --------------------------       ----------------------
(State or other jurisdiction                   (Commission                  (IRS Employer
of incorporation)                              File Number)                   ID Number)

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4601 College Boulevard
Leawood, Kansas                                              66211
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(Address of principal executive offices)                   (Zip Code)


Registrant's Telephone Number, including area code:      (913) 327-4200



                                          N/A
                                --------------------------
          (Former name or former address, if changed since last report)

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ITEM 5.  Other Events

On October 28, 2002, Euronet Worldwide, Inc. (the "Company") issued a press release announcing that Rick L. Weller had been named Executive Vice President and Chief Financial Officer (CFO) and that Kendall Coyne had become Controller. The first two paragraphs of this press release, which appear as part of Exhibit 99.1, are filed and incorporated herein by reference.

On October 31, 2002, during its quarterly results conference call, the Company clarified that Mr. Weller will commence as CFO in mid-November, and that Kendall Coyne will be CFO until that time.

On October 31, 2002, the Company issued a press release announcing its results for the quarter ended September 30, 2002. A copy of this press release is attached to this report as Exhibit 99.2 and incorporated herein by reference.

On its quarterly conference call, the Company stated that:

o consolidated revenue for the fourth quarter 2002 is expected to be "flat" as compared with the third quarter 2002. Network Services segment revenues for the fourth quarter are expected to increase by approximately 7% over the third quarter. The Software segment is facing "soft" fourth quarter 2002 revenues due to seasonality and the completion of implementation of the Company's license agreement with Alltel Information Services, Inc.;

o operating profit is not expected to increase significantly from the third quarter to the fourth quarter 2002;

o capital expenditures in the fourth quarter 2002 are expected to be less than $1 million, within the range of guidance previously given of $7 million to $10 million for the full year 2002;

o for calendar year 2003, sales, general and administrative ("SG&A") expenses, including depreciation, are expected to increase by no more than 9%, and SG&A expenses, excluding depreciation, are expected to increase by no more than 7%, in each case as compared with 2002 SG&A;

o the Company expects to realize between $4.5 and $5 million of incremental revenues in 2003 from four new processing/outsourcing agreements that have previously been announced but have not yet been implemented. Revenues from these agreements on an annualized basis once fully implemented are expected to be approximately $6.5 million;

o 65% to 70% of the revenues generated by these four outsourcing agreements is expected to flow through to operating profit.


Expectations for the Company's cash flow for the year 2003 were also discussed on the quarterly conference call. The Company expects to have positive cash flow from operations after interest expense during the year 2003.

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In addition, minimum anticipated revenue for 2003 was discussed. Revenue for the year 2003 is expected to approximate at least annualized fourth quarter 2002 revenues plus the incremental revenues from the four new outsourcing agreements discussed above. The Company did not address revenue from "organic" growth or any new outsourcing contracts that may be signed by the Company.

Finally, the Company announces that it has terminated its agreements for the rating of its 12-3/8% senior discount notes by the rating agencies Standard & Poor's, effective immediately, and Fitch IBCA, effective July 2003.

Any statements contained in this Form 8-K that concern the Company's or management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: technological developments affecting the market for the Company's products and services; foreign exchange fluctuations; and changes in laws and regulations affecting the Company's business. These risks and other risks are described in the Company's periodic filings with the Securities and Exchange Commission, including but not limited to Euronet's Form 10-Q for the period ended June 30, 2002 and its Form 10-K for the year ended Dec. 31, 2001.

ITEM     7.  Exhibits

Exhibit 99.1 --  Press Release Dated October 28, 2002

Exhibit 99.2 --  Press Release Dated October 31, 2002

ITEM     9.  Regulation FD Disclosure


The third and fourth paragraphs of the press release attached to this Form 8-K as Exhibit 99.1 are not filed but are furnished pursuant to Regulation FD.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Euronet Worldwide, Inc.


                                               By: /s/ Michael J. Brown
                                                  -----------------------------
                                                       Michael J. Brown
                                                       Chief Executive Officer

Date:  October 31, 2002




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